As filed with the Securities and Exchange Commission on August 7, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CAMDEN PROPERTY TRUST
(Exact name of registrant as specified in its charter)

Texas	76-6088377
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard, Suite 2700
Houston, Texas 77056
(713) 354-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Camden Property Trust Amended and Restated 2018 Share Incentive Plan
Camden Property Trust Amended and Restated 2018 Employee Share Purchase Plan
(Full title of the plan)

Alexander J. Jessett
Chief Executive Officer
Camden Property Trust
2800 Post Oak Boulevard, Suite 2700
Houston, Texas 77056
(713) 354-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Toni Weinstein
Dentons US LLP
100 Crescent Court, Suite 900
Dallas, Texas 75201
(214) 647-2488

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer                            Accelerated filer

Non-accelerated filer     (Do not check if a smaller reporting company)    Smaller reporting company

                                 Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Camden Property Trust (the “Company”) to register 7,250,000 additional common shares of beneficial interest of the Company (“Common Shares”) with respect to the Company’s Amended and Restated 2018 Share Incentive Plan, which is in addition to the 8,213,147 Common Shares under the Company’s 2018 Share Incentive Plan which were previously registered on the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 17, 2018 (File No. 333-62570) (the “Prior Registration Statement”). Pursuant to the Prior Registration Statement, the Company also registered 500,000 Common Shares with respect to the Company’s 2018 Employee Share Purchase Plan, which in the future will be issued under the Company’s Amended and Restated 2018 Employee Share Purchase Plan.

This Registration Statement relates to securities of the same class as those registered under the Prior Registration Statement and is being filed in accordance with General Instruction E to Form S-8 regarding the registration of additional securities under the Company’s Amended and Restated 2018 Share Incentive Plan. Pursuant to such instruction, the contents of the Prior Registration Statement are hereby incorporated by reference in and made part of this Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below or the specific exhibits attached hereto. Also pursuant to General Instruction E to Form S-8, the filing fee is being paid only with respect to the 7,250,000 Common Shares not previously registered.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed under securities laws and regulations, the Company hereby incorporates by reference in this Registration Statement the following documents:

(a)    Annual Report on Form 10-K for the year ended December 31, 2025;

(b)    Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026;

(c)    Current Reports on Form 8-K dated February 17, 2026, March 17, 2026, March 24, 2026, April 7, 2026, April 28, 2026, May 8, 2026, June 5, 2026, and August 3, 2026 with respect to earliest event reported; and

(d)    the description of the Company’s common shares contained in the Registration Statement on Form 8-A filed with the Commission on June 21, 1993, as updated by Exhibit 4.14 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended by Amendment No. 1 on Form 10-K/A filed on March 6, 2020.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8.    Exhibits

Exhibit Number
3.1*
Amended and Restated Declaration of Trust (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-12110) and incorporated herein by reference)

3.2
Amendment to the Amended and Restated Declaration of Trust (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 1-12110) and incorporated herein by reference)

3.3
Amendment to the Amended and Restated Declaration of Trust (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 14, 2012 (File No. 1-12110) and incorporated herein by reference)

3.4	Sixth Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 24, 2023 (File No. 1-12110) and incorporated herein by reference)
3.5
First Amendment to Sixth Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 27, 2023 (File No. 1-12110) and incorporated herein by reference)

3.6
Second Amendment to Sixth Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 27, 2026 (File No. 1-12110) and incorporated herein by reference)

4.1*	Specimen certificate for Common Shares (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-11 filed on September 15, 1993 (No. 33-68736) and incorporated herein by reference)
10.1
Camden Property Trust Amended and Restated 2018 Share Incentive Plan (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (No.1-12110) and incorporated herein by reference)

10.2
Camden Property Trust Amended and Restated 2018 Employee Share Purchase Plan (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (No.1-12110) and incorporated herein by reference)

5.1	Opinion of Dentons US LLP as to the legality of the securities being registered
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Dentons US LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on signature page)
107	Filing Fee Table

*    Filed on paper – hyperlink is not required pursuant to Rule 105 of Regulation S-T

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on
August 7, 2026.

CAMDEN PROPERTY TRUST
By:    /s/ Kevin J. Necas, Jr.
Kevin J. Necas, Jr.
Senior Vice President—Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard J. Campo, D. Keith Oden and Alexander J. Jessett, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard J. Campo	Executive Chairman of the Board of Trust Managers	August 7, 2026
Richard J. Campo
/s/ D. Keith Oden	Executive Vice Chairman of the Board of Trust Managers	August 7, 2026
D. Keith Oden
/s/ Alexander J. Jessett	Chief Executive Officer (Principal Executive Officer) and Trust Manager	August 7, 2026
Alexander J. Jessett
/s/ Benjamin D. Fraker	Executive Vice President-Chief Financial Officer and Treasurer (Principal Financial Officer)	August 7, 2026
Benjamin D. Fraker
/s/ Kevin J. Necas, Jr.	Senior Vice President-Chief Accounting Officer (Principal Accounting Officer)	August 7, 2026
Kevin J. Necas, Jr.
/s/ Javier E. Benito	Trust Manager	August 7, 2026
Javier E. Benito

/s/ Heather J. Brunner	Trust Manager	August 7, 2026
Heather J. Brunner
/s/ Mark D. Gibson	Trust Manager	August 7, 2026
Mark D. Gibson
/s/ Scott S. Ingraham	Trust Manager	August 7, 2026
Scott S. Ingraham
/s/ Renu Khator	Trust Manager	August 7, 2026
Renu Khator
/s/ Frances Aldrich Sevilla-Sacasa	Trust Manager	August 7, 2026
Frances Aldrich Sevilla-Sacasa
/s/ Steven A. Webster	Trust Manager	August 7, 2026
Steven A. Webster
/s/ Kelvin R. Westbrook	Trust Manager	August 7, 2026
Kelvin R. Westbrook

Exhibit 5.1

August 7, 2026

Camden Property Trust
2800 Post Oak Boulevard, Suite 2700
Houston, Texas 77056

Re:    Securities Being Registered under Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof relating to the registration of an additional 7,250,000 common shares of beneficial interest, par value $0.01 per share (the “Shares”), of Camden Property Trust, a Texas real estate investment trust (the “Company”), that may be issued pursuant to the Camden Property Trust Amended and Restated 2018 Share Incentive Plan (the “Plan”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Texas Business Organizations Code.

For purposes of the opinion set forth below, we have assumed that a sufficient number of authorized but unissued common shares of beneficial interest of the Company will be available for issuance when the Shares are issued.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Dentons US LLP
DENTONS US LLP

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 12, 2026 relating to the financial statements of Camden Property Trust and the effectiveness of Camden Property Trust’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Houston, Texas

August 7, 2026